EXECUTION COPY



===============================================================================

                                 $5,700,000,000

                             COMPETITIVE ADVANCE AND
                       REVOLVING CREDIT FACILITY AGREEMENT

                          Dated as of October 27, 2000

                                      among

                         CITIZENS COMMUNICATIONS COMPANY
                                   as Borrower

                                       and

                            THE LENDERS NAMED HEREIN
                                   as Lenders

                                       and

                            THE CHASE MANHATTAN BANK
                             as Administrative Agent

===============================================================================

                              CHASE SECURITIES INC.
                       Lead Arranger and Sole Book Manager

                              BANK OF AMERICA, N.A.
                                 CITIBANK, N.A.
                                  BANK ONE, NA
                              Co-Syndication Agents

                                TABLE OF CONTENTS


                                                                                                                Page

                                                            Article I
                                                           DEFINITIONS

Section 1.01. Defined Terms.......................................................................................4
Section 1.02. Terms Generally....................................................................................15

                                                            Article II
                                                           THE CREDITS

Section 2.01. Commitments........................................................................................16
Section 2.02. Loans..............................................................................................16
Section 2.03. Competitive Bid Procedure..........................................................................17
Section 2.04. Standby Borrowing Procedure........................................................................20
Section 2.05. Conversions........................................................................................20
Section 2.06. Fees...............................................................................................21
Section 2.07. Repayment of Loans.................................................................................21
Section 2.08. Interest on Loans..................................................................................22
Section 2.09. Default Interest...................................................................................23
Section 2.10. Alternate Rate of Interest.........................................................................23
Section 2.11. Changes in Commitments.............................................................................24
Section 2.12. Prepayment.........................................................................................25
Section 2.13. Reserve Requirements; Change in Circumstances......................................................26
Section 2.14. Change in Legality.................................................................................28
Section 2.15. Indemnity..........................................................................................29
Section 2.16. Pro Rata Treatment.................................................................................29
Section 2.17. Sharing of Setoffs.................................................................................30
Section 2.18. Payments...........................................................................................30
Section 2.19. Taxes..............................................................................................31

                                                         Article III
                                                REPRESENTATIONS AND WARRANTIES

Section 3.01. Organization; Powers; Governmental Approvals.......................................................33
Section 3.02. Financial Statements...............................................................................34
Section 3.03. No Material Adverse Change.........................................................................34
Section 3.04. Title to Properties; Possession Under Leases.......................................................34
Section 3.05. Ownership of Subsidiaries..........................................................................34
Section 3.06. Litigation; Compliance with Laws...................................................................35
Section 3.07. Agreements.........................................................................................35
Section 3.08. Federal Reserve Regulations........................................................................36
Section 3.09. Investment Company Act; Public Utility Holding Company Act.........................................36
Section 3.10. Use of Proceeds....................................................................................36
Section 3.11. Tax Returns........................................................................................36

Section 3.12. No Material Misstatements..........................................................................36
Section 3.13. Employee Benefit Plans.............................................................................36
Section 3.14. Insurance..........................................................................................37
Section 3.15. Acquisitions.......................................................................................37

                                                          Article IV
                                                    CONDITIONS OF LENDING

Section 4.01. Each Borrowing.....................................................................................38
Section 4.02. Effective Date.....................................................................................39

                                                          Article V
                                                    AFFIRMATIVE COVENANTS

Section 5.01. Existence; Businesses and Properties...............................................................40
Section 5.02. Financial Statements, Reports, etc.................................................................41
Section 5.03. Litigation and Other Notices.......................................................................42
Section 5.04. Maintaining Records................................................................................42
Section 5.05. Use of Proceeds....................................................................................43

                                                          Article VI
                                                      NEGATIVE COVENANTS

Section 6.01. Liens..............................................................................................43
Section 6.02. Ownership of the Principal Subsidiaries............................................................43
Section 6.03. Asset Sales........................................................................................44
Section 6.04. Mergers............................................................................................44
Section 6.05. Restrictions on Dividends..........................................................................44
Section 6.06. Transactions with Affiliates.......................................................................44
Section 6.07. Minimum Consolidated Net Worth.....................................................................45

                                                         Article VII
                                                      EVENTS OF DEFAULT


                                                         Article VIII
                                                   THE ADMINISTRATIVE AGENT


                                                          Article IX
                                                        MISCELLANEOUS

Section 9.01. Notices............................................................................................49
Section 9.02. Survival of Agreement..............................................................................50
Section 9.03. Binding Effect.....................................................................................50
Section 9.04. Successors and Assigns.............................................................................50
Section 9.05. Expenses; Indemnity................................................................................53
Section 9.06. Right of Setoff....................................................................................54
Section 9.07. Applicable Law.....................................................................................54
Section 9.08. Waivers; Amendment.................................................................................54
Section 9.09. Interest Rate Limitation...........................................................................55

Section 9.10. Entire Agreement...................................................................................55
Section 9.11. Waiver of Jury Trial...............................................................................55
Section 9.12. Severability.......................................................................................56
Section 9.13. Counterparts.......................................................................................56
Section 9.14. Headings...........................................................................................56
Section 9.15. Jurisdiction; Consent to Service of Process........................................................56


Exhibit A-1              Form of Competitive Bid Request
Exhibit A-2              Form of Notice of Competitive Bid Request
Exhibit A-3              Form of Competitive Bid
Exhibit A-4              Form of Competitive Bid Accept/Reject Letter
Exhibit A-5              Form of Standby Borrowing Request
Exhibit A-6              Form of Conversion Request
Exhibit B                Form of Administrative Questionnaire
Exhibit C                Form of Assignment and Acceptance
Exhibit D                Form of Opinion of Counsel to Borrower
Exhibit E-1              Form of Standby Note
Exhibit E-2              Form of Competitive Note

Schedule 2.01            Lenders' Commitments and Addresses


     COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT, dated as of October 27, 2000, among CITIZENS COMMUNICATIONS COMPANY, a Delaware corporation (the "Borrower"), the Lenders listed in Schedule 2.01 (together with any assignees pursuant to Section 9.04(b), the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


     The Borrower has requested the Lenders to extend credit to the Borrower in order to enable it to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Revolving Period Maturity Date (as hereinafter defined) a principal amount not in excess of $5,700,000,000 (as such amount may be modified pursuant to Section 2.11 hereof) at any time outstanding, all or a portion of which may be converted to one-year term loans on the Revolving Period Maturity Date. The Borrower has also requested the Lenders to provide a procedure pursuant to which the Borrower may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrower. The proceeds of such borrowings are to be used to backstop commercial paper issued to finance the Acquisitions (as hereinafter defined), to pay reasonable and customary fees, expenses and transaction costs incurred by the Borrower in connection with the Acquisitions and for other general corporate purposes, including other acquisitions. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

     Accordingly, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                   Article I

                                   DEFINITIONS

     Section 1.01. Defined Terms.

     As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "Acquisitions" shall mean (x) the acquisition by the Borrower of telephone access lines from Verizon Communications and certain of its affiliates and Qwest Communications International, Inc. pursuant to (i) nine separate Agreements for Purchase and Sale of Telephone Exchanges, each dated as of June 16, 1999, between the Borrower and Qwest Communications International, Inc., (ii) an Asset Purchase Agreement, dated as of May 27, 1999, between GTE California Incorporated and the Borrower, (iii) an Asset Purchase Agreement, dated as of May 27, 1999, between GTE West Coast Incorporated and the Borrower and (iv) an Asset Purchase Agreement, dated as of May 27, 1999, between Contel of Minnesota, Inc. and the Borrower, and (y) the acquisition by the Borrower from Global Crossing Ltd. of the Frontier local exchange carrier business, consisting of approximately 1.1 million access lines, pursuant to a Stock Purchase Agreement, dated as of July 11, 2000, among Global Crossing Ltd., Global Crossing North America Inc. and the Borrower.

     "Administrative  Fees"  shall  have the  meaning  assigned  to such term in
Section 2.06(b).

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations, the Alternate Base Rate shall be determined without regard to clause (ii) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Rate" shall mean 0.000% with respect to any ABR Loan, and shall mean, with respect to any Eurodollar Standby Loan or Facility Fee, as the case may be, at all times during which any "Applicable Rating Level" set forth below is in effect, the rate per annum set forth below under the appropriate caption next to such Applicable Rating Level:

========================= ======================== ====================== ====================== ======================
       Applicable                S&P                   Applicable Rate        Applicable Rate          Utilization
         Rating             Rating/Moody's             for Eurodollar               for                   Margin
         Level                 Rating                  Standby Loans            Facility Fee
========================= ======================== ====================== ====================== ======================
           I              AA-or higher/Aa3 or             0.200%                 0.050%                 0.100%
                          higher
------------------------- ------------------------ ---------------------- ---------------------- ----------------------
           II             A+/A1                           0.240%                 0.060%                 0.100%
------------------------- ------------------------ ---------------------- ---------------------- ----------------------
          III             A/A2                            0.240%                 0.060%                 0.100%
------------------------- ------------------------ ---------------------- ---------------------- ----------------------
           IV             A-/A3                           0.330%                 0.070%                 0.100%
------------------------- ------------------------ ---------------------- ---------------------- ----------------------
           V              BBB+/Baa1                       0.400%                 0.100%                 0.100%
------------------------- ------------------------ ---------------------- ---------------------- ----------------------
           VI             BBB/Baa2                        0.625%                 0.125%                 0.100%
------------------------- ------------------------ ---------------------- ---------------------- ----------------------
          VII             BBB-/Baa3                       0.725%                 0.150%                 0.125%
------------------------- ------------------------ ---------------------- ---------------------- ----------------------
          VIII            lower than BBB-/lower           0.800%                 0.200%                 0.125%
                          than Baa3
------------------------- ------------------------ ---------------------- ---------------------- ----------------------

provided, that the Applicable Rate for Eurodollar Standby Loans and ABR Loans shall be increased by the rate per annum set forth above under the caption "Utilization Margin" that corresponds to the Applicable Rating Level used to determine such Applicable Rates at all times following the effectiveness of the Term Election or at any time during a Utilization Period.

     For purposes of the foregoing, the Applicable Rating Level shall be determined in accordance with the then applicable S&P Rating and the then applicable Moody's Rating. In the event that the S&P Rating and the Moody's Rating do not correspond to the same Applicable Rating Level, then the higher of the two ratings shall determine the Applicable Rating Level; provided, however, that if there is a difference of two or more levels between the Applicable Rating Level corresponding to the S&P Rating and the Applicable Rating Level corresponding to the Moody's Rating, then the Applicable Rating Level that is one level above the Applicable Rating Level corresponding to the lower of the S&P Rating and the Moody's Rating shall apply. In the event that no S&P Rating or no Moody's Rating shall be in effect (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rating Level shall be Applicable Rating Level VIII. The Applicable Rating Level shall be redetermined on the date of announcement of a change in the S&P Rating or the Moody's Rating. A change in the Applicable Rate resulting from a change in the Applicable Rating Level shall become effective on such date. If the rating system of S&P or Moody's shall change, or if either such Person shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Person and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) or Converted on a single date and as to which a single Interest Period is in effect. All Loans of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

     "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     A "Change in Control" shall be deemed to have occurred if (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 49% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by Persons who were neither (i) nominated by the management of the Borrower, nor
(ii) appointed by directors so nominated; or (c) any Person or group shall otherwise directly or indirectly Control the Borrower.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth in Schedule 2.01 hereto, as such Lender's Commitment may be modified from time to time pursuant to Section 2.11 or
Section 2.13(f). Unless earlier terminated pursuant to the terms of this Agreement, the Commitments shall automatically and permanently terminate on the Revolving Period Maturity Date.

     "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

     "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

     "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

     "Competitive   Bid  Request"   shall  mean  a  request  made   pursuant  to
Section 2.03 in the form of Exhibit A-1.

     "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

     "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

     "Consolidated Net Worth" shall mean, as at any date of determination, the consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries, including redeemable preferred securities where the redemption date occurs after the Termination Date, mandatorily redeemable convertible preferred securities and minority equity interests in other persons, as determined on a consolidated basis in conformity with GAAP consistently applied.

     "Consolidated Tangible Assets" of any Person shall mean total assets of such Person and its consolidated Subsidiaries, determined on a consolidated basis, less goodwill, patents, trademarks and other assets classified as intangible assets in accordance with GAAP.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Conversion", "Convert" or "Converted" shall mean the conversion of any Standby Loan of one Type into a Standby Loan of another Type, or the selection of a new, or the renewal of the same, Interest Period for any such Standby Loan, as the case may be, pursuant to Section 2.05.

     "Conversion Request" shall mean a request made pursuant to Section 2.05 in the form of Exhibit A-6.

     "Default" shall mean any event or condition which upon notice, lapse of time, or both would constitute an Event of Default.

     "Dollars" or "$" shall mean lawful money of the United States of America.

     "Effective  Date" shall mean the date on which the conditions  specified in
Section 4.02 are satisfied (or waived in accordance with Section 9.08).

     "Environmental Laws" shall mean all national, federal, state, provincial, municipal or local laws, statutes, ordinances, orders, judgments, decrees, injunctions, writs, policies and guidelines (having the force of law), directives, approvals, notices, rules and regulations and other applicable laws relating to environmental or occupational health and safety matters, including those relating to the Release or threatened Release of Specified Substances and to the generation, use, storage or transportation of Specified Substances, each as in effect as of the date of determination.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of
Section 4001(b)(1) of ERISA.

     "ERISA  Termination Event" shall mean (i) a "Reportable Event" described in
Section 4043 of ERISA (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, or (iv) the institution of proceeding to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Eurodollar  Borrowing"  shall mean a  Borrowing  comprised  of  Eurodollar
Loans.

     "Eurodollar Competitive Borrowing" shall mean a Borrowing comprised of Eurodollar Competitive Loans.

     "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

     "Eurodollar   Standby  Borrowing"  shall  mean  a  Borrowing  comprised  of
Eurodollar Standby Loans.

     "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "Event  of  Default"  shall  have  the  meaning  assigned  to such  term in
Article VII.

     "Existing   Facility"  shall  mean  the  Credit  Agreement,   dated  as  of
October 29, 1999, among the Borrower, the lenders parties thereto and The Chase Manhattan Bank, as agent for said lenders.

     "Facility   Fee"  shall  have  the   meaning   assigned  to  such  term  in
Section 2.06(a).

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fees" shall mean the Facility Fee and the Administrative Fees.

     "Financial Officer" of any corporation shall mean the President, Chief Financial Officer, Chief Executive Officer, Vice President - Finance, Executive Vice President or Treasurer of such corporation.

     "First Mortgage Bond Indentures" shall mean (i) the First Mortgage and Collateral Trust Indenture, dated as of March 1, 1947, from the Borrower to The Marine Midland Trust Company of New York, as Trustee, and (ii) the Mortgage and Deed of Trust Indenture, dated as of June 1, 1962, from the Borrower to Manufacturers Hanover Trust Company, as Trustee, as the same have been and may from time to time be amended or supplemented and in effect.

     "Fixed  Rate  Borrowing"  shall mean a  Borrowing  comprised  of Fixed Rate
Loans.

     "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

     "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

     "Governmental Approval" shall mean any authorization, consent, order, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any Governmental Authority.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Hostile Acquisition" shall mean any Target Acquisition (as defined below) involving a tender offer or proxy contest that has not been recommended or approved by the board of directors (or similar governing body) of the Person that is the subject of such Target Acquisition prior to the first public announcement or disclosure relating to such Target Acquisition. As used in this definition, the term "Target Acquisition" shall mean any transaction, or any series of related transactions, by which the Borrower and/or any of its Subsidiaries directly or indirectly (i) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or
(iii) otherwise acquires control of a more that 50% ownership interest in any such Person.

     "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services,
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (except to the extent such obligations are used as a bona fide hedge of other Indebtedness of such Person), (i) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances (except to the extent any such obligations are incurred in support of other obligations constituting Indebtedness of such Person) and
(j) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, directly or indirectly (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
Indebtedness; provided, however, that the term Indebtedness shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days duration, as the case may be, been applicable to such Loan and, in addition, the date of any Conversion of such Loan to a Loan of a different Type.

     "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or such longer period as may be agreed to by all of the Lenders), as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the date 90 days thereafter or, if earlier, on the Termination Date or the date of prepayment of such Borrowing and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than the day after the date of such Borrowing or later than 364 days (or, subject to the Borrower obtaining all necessary Governmental Approvals, such longer period as may be agreed to by all of the Lenders) after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to (i) in the case of a Standby Borrowing, The Chase Manhattan Bank's (if then acting as Administrative Agent or, in case another Person is then acting as Administrative Agent, such other Person's) portion of such Eurodollar Borrowing and (ii) in the case of a Competitive Borrowing, a principal amount that would have been The Chase Manhattan Bank's (if then acting as Administrative Agent or, in case another Person is then acting as Administrative Agent, such other Person's) portion of such Competitive Borrowing had such Competitive Borrowing been a Standby Borrowing, and, in the case of each of clause (i) and clause (ii) above, for a maturity comparable to such Interest Period, are offered to the principal London office of The Chase Manhattan Bank (or such other Person then acting as Administrative Agent) in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities.

     "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan, or a Fixed Rate Loan, as permitted hereby.

     "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

     "Margin Regulations" shall mean Regulations T, U and X of the Board.

     "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, operations, condition, financial or otherwise, or results of operations of the Borrower and the Subsidiaries taken as a whole.

     "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

     "Moody's Rating" shall mean, on any date of determination, (i) the debt rating most recently announced by Moody's with respect to the long-term, senior, unsecured, non-credit enhanced Indebtedness of the Borrower or (ii) if (A) the Indebtedness of the Borrower under this Agreement shall be credit enhanced by any Person other than the Borrower and (B) both Moody's and S&P shall have assigned a debt rating to such Indebtedness, then such debt rating assigned by Moody's.

     "Net Cash Proceeds" shall mean, with respect to any Sale Transaction, the aggregate amount of cash received by the Borrower or any Subsidiary thereof in connection with such sale after deducting therefrom (i) reasonable and customary transaction costs that are, at the time of receipt of such cash, actually paid or reserved for payment (A) to a Person that is not an Affiliate of the Borrower or (B) to the Borrower or an Affiliate of the Borrower to reimburse the Borrower or such Affiliate of the Borrower for payments made by the Borrower or such Affiliate of the Borrower to another Person that is not the Borrower or an Affiliate of the Borrower in respect of such transaction costs described above and (ii) the amount of taxes paid or reasonably expected to be payable in connection with, or as a result of, such transaction.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, or government, or any agency or political subdivision thereof.

     "Plan" shall mean any pension plan (including a multiemployer plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for or to which contributions are made for employees of the Borrower or any ERISA Affiliate.

     "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

     "Principal Subsidiaries" shall mean any Subsidiary of the Borrower, other than Electric Lightwave, Inc., whose Consolidated Tangible Assets comprise in excess of 20% of the Consolidated Tangible Assets of the Borrower and its consolidated Subsidiaries as of the date hereof or at any time hereafter.

     "Register" shall have the meaning given such term in Section 9.04(d).

     "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Release" shall mean any spilling, emitting, discharging, depositing, escaping, leaching, dumping or other releasing, including the movement of any Specified Substance through the air, soil, surface water, groundwater or property, and when used as a verb has a like meaning.

     "Required Lenders" shall mean, at any time, Lenders having Commitments representing at least 66-2/3% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VII or if the Total Commitment has terminated, Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding.

     "Revolving Period Maturity Date" shall mean October 26, 2001.

     "Sale Transaction" shall mean (i) the sale by the Borrower or any of its Subsidiaries of any Utilities Assets or the stock of, or the sale outside the ordinary course of business of any of the assets of, Electric Lightwave Inc. or
(ii) the sale or issuance of debt having a maturity of at least one year or equity of the Borrower or any of its Subsidiaries in the capital or bank markets for the purpose of financing the Acquisitions.

     "S&P" shall mean Standard & Poo's Ratings Services, a division ofThe McGraw-Hill Companies, Inc., or any successor thereto.

     "S&P Rating" shall mean, on any date of determination, (i) the debt rating most recently announced by S&P with respect to the long-term, senior, unsecured, non-credit enhanced Indebtedness of the Borrower or (ii) if (A) the Indebtedness of the Borrower under this Agreement shall be credit enhanced by any Person other than the Borrower and (B) both S&P and Moody's shall have assigned a debt rating to such Indebtedness, then such debt rating assigned by S&P.

     "Specified Substance" shall mean (i) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable Environmental Laws; (ii) any (A) oil, natural gas, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal fluid, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or (B) other materials or pollutants that, in the case of both (A) and (B), (1) pose a hazard to the property of the Borrower or any of its Subsidiaries or any part thereof or to persons on or about such property or to any other property that may be affected by the Release of such materials or pollutants from such property or any part thereof or to persons on or about such other property or (2) cause such property or such other property to be in violation of any Environmental Law; (iii) asbestos, urea formaldehyde foam insulation, toluene, polychlorinated biphenyls and any electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (iv) any sound, vibration, heat, radiation or other form of energy and any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

     "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

     "Standby  Borrowing  Request" shall mean a request made pursuant to Section
2.04 in the form of Exhibit A-5.

     "Standby Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan. All Standby Loans by a Lender of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed to be a single Standby Loan by such Lender until repaid or next Converted.

     "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association, or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled, or held by the parent, or (b) which is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references in this Agreement to "Subsidiaries" shall be construed as references to Subsidiaries of the Borrower.

     "Term  Election"   shall  have  the  meaning   assigned  to  such  term  in
Section 2.07(b).

     "Term  Maturity  Date"  shall  have the  meaning  assigned  to such term in
Section 2.07(b).

     "Termination Date" shall mean the earlier to occur of (i) the Revolving Period Maturity Date or, if the Borrower makes the election described in
Section 2.07(b), the Term Maturity Date and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.11 or Article VII.

     "Total Commitment" shall mean at any time the aggregate amount of the Lenders' Commitments, as in effect at such time.

     "Transferee" shall mean any transferee or assignee of all or any portion of
a  Lender's  interests,   rights  and  obligations   hereunder,   including  any
participation holder.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the rate of interest applicable to any Fixed Rate Loan.

     "Utilities Assets" shall mean any assets of the Borrower or any Subsidiary thereof (including, without limitation, stock in any such Subsidiary) that are employed in the generation or production, transmission or distribution (as applicable) of electricity, natural gas, synthetic gas or water, or that are used to provide wastewater services.

     "Utilization Period" shall mean any day or days during which the aggregate amount of Loans outstanding hereunder is equal to or greater than 33% of the Total Commitment for such day or days.

     Section 1.02. Terms Generally.

     The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.02.

                                   Article II

                                   THE CREDITS

     Section 2.01. Commitments.

     Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrower, at any time and from time to time on and after the Effective Date and until the earlier to occur of the Revolving Period Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.16, subject however, to the conditions that (a) at no time shall (i) the sum of
(x) the outstanding aggregate principal amount of all Standby Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed (ii) the Total Commitment, and (b) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal the product of (i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Standby Loans made pursuant to Section 2.04. Each Lender's Commitment is set forth opposite its respective name in Schedule 2.01. Such Commitments may be modified or reduced from time to time pursuant to
Section 2.11 and Section 2.13(f).

     Within the foregoing limits, the Borrower may borrow, pay, or prepay and reborrow hereunder, on and after the Effective Date and prior to the Revolving Period Maturity Date, subject to the terms, conditions and limitations set forth herein.

     Section 2.02. Loans.

     (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $10,000,000 (or, in the case of Standby Loans, an aggregate principal amount equal to the remaining balance of the available Commitments).

     (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten separate Standby Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 1:00 P.M., New York City time, and the Administrative Agent shall by 3:00 P.M., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.16. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing (or, in the case of an ABR Borrowing, prior to the time of such ABR Borrowing) that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative
Agent and the Administrative Agent has made available to the Borrower such portion, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (d) Notwithstanding any other provision of this Agreement, the Interest Period requested by the Borrower with respect to any Borrowing shall not (unless otherwise agreed to by all of the Lenders) end after the earlier to occur of
(i) the Termination Date and (ii) the latest date permitted by any Governmental Approval then in effect for the Borrower to have outstanding Borrowings.

     Section 2.03. Competitive Bid Procedure.

     (a) Subject to the terms and conditions set forth herein, from time to time during the period from and including the Effective Date to but excluding the earlier to occur of the Revolving Period Maturity Date and the termination of the Commitments of all Lenders, the Borrower may request Competitive Bids and may, but shall not have any obligation to, accept Competitive Bids and borrow Competitive Loans; provided, that at no time shall the sum of (x) the outstanding aggregate principal amount of all Standby Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed the Total Commitment. In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 A.M., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 A.M., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing,
(y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $10,000,000 and in an integral multiple of $1,000,000, and (z) the Interest Period(s) with respect thereto (which may not end after the Revolving Period Maturity Date unless otherwise agreed to by all of the Lenders). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

     (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 A.M., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 A.M., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the range of principal amounts (each of which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and, in the case of the larger such amount, may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower,
(y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent via telecopier (A) in the case of Eurodollar Competitive Loans, not later than 9:30 A.M., New York City time, three Business Days before a proposed Competitive Borrowing, and (B) in the case of Fixed Rate Loans, not later than 9:30 A.M., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable. If the Administrative Agent shall not have received from any Lender notification of its election to make a Competitive Bid on or before the times set forth in the second sentence of this paragraph, such Lender shall be deemed to have elected not to make a Competitive Bid.

     (c) The Administrative Agent shall promptly notify (but in any event no later than 10:00 A.M., New York City time, on the day any Competitive Bid is received by the Administrative Agent) the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount (or range thereof) of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this
Section 2.03.

     (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject all or any portion (within the range of principal amounts specified therein) of any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 11:00 A.M., New York City time, three Business Days before a proposed Competitive Borrowing and
(y) in the case of a Fixed Rate Borrowing, not later than 11:00 A.M., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at the same Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount no greater than the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids at a lower Competitive Bid Rate accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the lowest amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

     (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

     (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower not later than 9:15 A.M., New York City time, on the day on which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

     (g) All notices required by this Section 2.03 shall be given in accordance with Section 9.01.

     Section 2.04. Standby Borrowing Procedure.

     In order to request a Standby Borrowing (other than a Conversion), the Borrower shall hand deliver or telecopy to the Administrative Agent a notice in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 11:00 A.M., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 A.M., New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable (unless otherwise expressly provided herein) and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standby Borrowing, the Interest Period with respect thereto. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise (but in any event no later than 12:00 noon on such date) the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

     Section 2.05. Conversions.

     The Borrower may from time to time Convert any Standby Loan (or portion thereof) of any Type and with any Interest Period (if applicable) to one or more Standby Loans of the same or any other Type and with any Interest Period (if applicable) by delivering (by hand delivery or telecopier) a request for such Conversion in the form of Exhibit A-6 to the Administrative Agent no later than
(i) 11:00 A.M., New York City time, on the third Business Day prior to the date of any proposed Conversion into a Eurodollar Standby Loan and (ii) 11:00 A.M., New York City time, on the day of any proposed Conversion into an ABR Loan. The Administrative Agent shall give each Lender prompt notice of each Conversion Request. Each Conversion Request shall be irrevocable (unless otherwise expressly provided herein) and binding on the Borrower and shall specify the requested (A) date of such Conversion, (B) Type of, and Interest Period, if any, applicable to, the Standby Loans (or portions thereof) proposed to be Converted,
(C) Type of Standby Loans to which such Standby Loans (or portions thereof) are proposed to be Converted, (D) initial Interest Period, if any, to be applicable to the Standby Loans resulting from such Conversion and (E) aggregate amount of Standby Loans (or portions thereof) proposed to be Converted. No Eurodollar Standby Loans may be Converted on a date other than the last day of the Interest Period applicable thereto, unless the Borrower reimburses each Lender pursuant to Section 2.15 for all losses or expenses incurred by such Lender in connection with such Conversion. If the Borrower shall fail to give a timely Conversion Request pursuant to this subsection in respect of any Standby Loans, such Standby Loans shall, on the last day of the then existing Interest Period therefor, automatically Convert into, or remain as, as the case may be, ABR Loans, unless such Standby Loans are repaid at the end of such Interest Period. If the Borrower shall fail, in any Conversion Request that has been timely given, to select the duration of any Interest Period for Standby Loans to be Converted into Eurodollar Standby Loans, such Standby Loans shall, on the last day of the then existing Interest Period therefor, automatically Convert into Eurodollar Standby Loans with an Interest Period of one months' duration. If, on the date of any proposed Conversion, the Borrower shall have failed to fulfill any condition set forth in Section 4.01, all Standby Loans then outstanding shall, on such date, automatically Convert into, or remain as, as the case may be, ABR Loans.

     Section 2.06. Fees.

     (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, on the date on which the Commitment of such Lender shall be terminated as provided herein and on the Termination Date, a facility fee (a "Facility Fee") at a rate per annum equal to the Applicable Rate from time to time in effect on (i) the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or shorter period commencing on the date hereof or ending on the Revolving Period Maturity Date or any other date on which the Commitment of such Lender shall be terminated) and (ii) in the event that the Commitments have terminated and/or the Borrower has made the Term Election, the aggregate amount of the Standby Loans owed by the Borrower to such Lender during the preceding quarter (or shorter period ending on the later of the Term Maturity Date and the date on which such Standby Loans are paid in full). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the later of the Termination Date and the date of payment in full of the Loans, accrued interest thereon and all other amounts payable hereunder.

     (b) The Borrower agrees to pay the Administrative Agent, for its own account, the fees (the "Administrative Fees") at the times and in the amounts agreed upon between them.

     (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

     Section 2.07. Repayment of Loans.

     (a) The outstanding principal balance of each Loan shall be payable, in the case of each Competitive Loan, on the earlier to occur of the last day of the Interest Period applicable to such Loan and the Termination Date, and, in the case of each Standby Loan, on the Termination Date, unless otherwise agreed to by all of the Lenders. Each Competitive Loan and each Standby Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.08. Each Lender shall, and is hereby authorized by the Borrower to record in such Lender's internal records an appropriate notation evidencing the date and amount of each Competitive Loan or Standby Loan, as applicable, of such Lender, each payment or prepayment of principal of any Competitive Loan or Standby Loan, as applicable, and such other relevant information as such Lender records in its internal records with respect to loans of a type similar to such Loans; provided, however, that the failure of any Lender to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Competitive Loans or Standby Loans, as applicable, made by such Lender in accordance with the terms hereof.

     (b) The Borrower may elect, by providing written notice of such election to the Administrative Agent (who shall promptly advise the Lenders of such notice) at least five but no more than 30 days prior to the Revolving Period Maturity Date, to have all or a portion of the Standby Loans outstanding on the Revolving Period Maturity Date mature not later than the first anniversary of the Revolving Period Maturity Date (such election being the "Term Election"). Such notice shall be irrevocable and binding on the Borrower and shall specify
(i) the date (the "Term Maturity Date") on which the Borrower desires such Standby Loans to mature and (ii) the Standby Loans and the amount thereof that shall mature on the Term Maturity Date. The Term Election shall be effective on the Revolving Period Maturity Date if and only if on such date no Default or Event of Default shall have occurred and be continuing or would occur as a result of the Term Election. Upon the effectiveness of the Term Election, the Borrower shall no longer have the right to borrow any unfunded portion of the Commitments or reborrow all or any part of the Loans that have been repaid or prepaid. The Term Election may be made only once.

     (c) Any Lender may request that any Loans made by it be evidenced by one or more promissory notes. Promptly upon receipt of such request, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its assignees) substantially in the form of Exhibit E-1 or E-2, as appropriate. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

     Section 2.08. Interest on Loans.

     (a) Subject to the provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to
(i) in the case of each Eurodollar Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Eurodollar Borrowing shall be payable on each applicable Interest Payment Date. The LIBO Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly (but in any event no later than 10:30 A.M., New York City time, two Business Days prior to the commencement of such Interest Period) (A) advise the Borrower and each Lender, as appropriate, of such determination and (B) upon the request of the Borrower, provide the Borrower with the calculations and relevant factors supporting such determination.

     (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days when determined with reference to the Prime Rate and over a year of 360 days in all other cases) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate. Interest on each ABR Borrowing shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly (but in any event no later than 11:30 A.M., New York City time, on the day of each ABR Borrowing) (A) advise the Borrower and each Lender of such determination and (B) upon the request of the Borrower, provide the Borrower with the calculations and relevant factors supporting such determination.

     (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to
Section 2.03. Interest on each Fixed Rate Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.

     Section 2.09. Default Interest.

     If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration, or otherwise, the Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2%.

     Section 2.10. Alternate Rate of Interest.

     In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any such request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent, (ii) any such request by the Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing (unless the Borrower shall have withdrawn its request for such Eurodollar Standby Borrowing not later than 10:00 A.M., New York City time, on the day of the proposed Borrowing) and (iii) any request by the Borrower for a Conversion to Eurodollar Standby Loans pursuant to
Section 2.05 shall be deemed to be a request for a Conversion to ABR Loans (unless the Borrower shall have withdrawn its request for such Conversion not later than 10:00 A.M., New York City time, on the day of the proposed Conversion). Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

     Section 2.11. Changes in Commitments.

     (a) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans.

     (b) The Total Commitment shall be permanently reduced in an amount equal to the amount of any prepayment required to be made pursuant to Section 2.12(c), regardless of whether any Loans are outstanding or actually prepaid, such reduction to be effective on the scheduled date for such prepayment.

     (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction. Subject to Section 2.06(a)(ii), no additional Facility Fees on the amount of the Commitments so terminated or reduced will accrue.

     (d) Unless earlier terminated pursuant to the terms of this Agreement, the Commitment of each Lender shall automatically and permanently terminate on the Revolving Period Maturity Date.

     (e) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the right, without the consent of the Lenders but subject to the terms of an amendment hereto entered into by the Borrower and the Administrative Agent, to effectuate from time to time an increase in the Total Commitment by (x) the accession to this Agreement of one or more financial institutions as a Lender or as Lenders or (y) allowing one or more Lenders to increase its Commitment hereunder (any such event described in clause (x) or (y) being a "Commitment Increase"); provided that (i) the aggregate amount of Commitment Increases effectuated pursuant to this paragraph shall not exceed $800,000,000, (ii) no Lender's Commitment shall be increased without the consent of such Lender, (iii) on the effective date of any such Commitment Increase, there are no outstanding Eurodollar Standby Loans, and (iv) no Commitment Increase may occur pursuant to this paragraph on any date after January 31, 2001. Each party hereto hereby consents to the amendment of this Agreement to reflect any such Commitment Increase. The Borrower shall give the Administrative Agent three Business Days' notice of the Borrower's intention to increase the Total Commitment pursuant to this paragraph. Such notice shall specify each new financial institution to accede to this Agreement as a Lender or the name of the Lender that has agreed to increase its Commitment hereunder, as the case may be, and the amount of the proposed additional Commitment or the amount of the proposed increase in an existing Commitment, as the case may be. The Borrower shall also provide to the Administrative Agent satisfactory evidence that all necessary Governmental Approvals and corporate authorizations have been obtained by the Borrower in connection with proposed Commitment Increase, together with such other information as is reasonably requested by the Administrative Agent. Each financial institution agreeing to accede to this Agreement as a Lender, and each Lender agreeing to increase its Commitment (each such financial institution or Lender being an "Acceding Lender"), shall execute and deliver to the Administrative Agent and the Borrower documentation in form and substance satisfactory to the Administrative Agent and the Borrower pursuant to which it becomes a party hereto or increases its Commitment, as the case may be, shall deliver to the Administrative Agent an Administrative Questionnaire, and shall purchase from the existing Lenders its proportionate share (based on the amount of its Commitment and the amount of the Total Commitment after giving effect to the Commitment Increase) of any Standby Loans outstanding on the date such Commitment Increase becomes effective. Upon (x) the execution and delivery of such documentation and an amendment to this Agreement that reflects any such increase in the Total Commitment and such additional or changed Commitments and
(y) the provision to the Administrative Agent by the Acceding Lender of funds in an amount necessary to purchase from the existing Lenders its proportionate share (based on the amount of its Commitment and the amount of the Total Commitment after giving effect to the Commitment Increase) of any Standby Loans outstanding on the date such Commitment Increase becomes effective, (i) the Commitment Increase shall become effective, (ii) the financial institution agreeing to accede to this Agreement as a Lender shall constitute a Lender under this Agreement with a Commitment as specified therein, or, in the case of an existing Lender agreeing to increase its Commitment, such Lender's Commitment shall increase as specified therein, and (iii) the Acceding Lender shall acquire its proportionate share (determined as aforesaid) of any outstanding Standby Loans and the rights relating thereto as provided by the Agreement.

     (f) Any changes in the Commitments pursuant to this Section 2.11 shall be appropriately recorded by the Administrative Agent in the Register in accordance with Section 9.04(d). In addition, all notices with respect to any such change shall be maintained by the Administrative Agent with the Register.

     Section 2.12. Prepayment.

     (a) The Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing or Eurodollar Competitive Borrowing, in whole or in part, upon giving written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent: (i) before 11:00 A.M., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 11:00 A.M., New York City time, on the day of prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. The Borrower shall not have the right to prepay any Fixed Rate Competitive Borrowing.

     (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11 (other than subsection (b) thereof) or Section 2.13(f), the Borrower shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Standby Loans outstanding will not exceed the Total Commitment after giving effect to such termination or reduction. In the event that the Borrower makes the Term Election, the Borrower shall pay or prepay on the Revolving Period Maturity Date so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Standby Loans outstanding will not exceed the amount of the Standby Loans subject to the Term Election.

     (c) The Borrower shall, from time to time, prepay Standby Borrowings in an amount equal to the Net Cash Proceeds received by the Borrower or any Subsidiary thereof from any Sale Transaction, such prepayment to be made on the tenth Business Day following the day on which the Borrower or such Subsidiary receives such Net Cash Proceeds; provided, that (1) the aggregate amount of such prepayments made pursuant to this subsection (c) shall not exceed $3,700,000,000 plus the aggregate amount of Commitment Increases made pursuant to Section 2.11(e) minus the aggregate amount of reductions in the Total Commitment made pursuant to Section 2.11(a); (2) no such prepayment shall be required to the extent that any commercial paper issued by the Borrower prior to its receipt of such Net Cash Proceeds and supported by the Commitments required to be reduced pursuant to Section 2.11(b) shall be outstanding; provided, that prepayment of such amount shall be required as and when such commercial paper matures; and
(3) any prepayment of a Eurodollar Loan made pursuant to this subsection (c) shall not be required to be made until the end of the Interest Period applicable to such Eurodollar Loan.

     (d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     Section 2.13. Reserve Requirements; Change in Circumstances.

     (a) It is understood that the cost to each Lender of making or maintaining any of the Eurodollar Loans may fluctuate as a result of the applicability of reserve requirements imposed by the Board at the ratios provided for in Regulation D on the date hereof. The Borrower agrees to pay to each of the Lenders from time to time such amounts as shall be necessary to compensate such Lender for the portion of the cost of making or maintaining Eurodollar Loans (other than Eurodollar Competitive Loans) resulting from any such reserve requirements provided for in Regulation D as in effect on the date hereof, it being understood that the rates of interest applicable to Eurodollar Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Lenders in connection with such reserve requirements.

     (b) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation (including, without limitation, Regulation D) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender and franchise taxes imposed on it by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest, or otherwise) by an amount deemed by such Lender to be material, then, to the extent not otherwise being reimbursed under
Section 2.19 hereof, the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if it shall have had actual knowledge of the change giving rise to such request at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

     (c) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, or guideline regarding capital adequacy, or any change in any existing law, rule, regulation, or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (d) A certificate of a Lender setting forth such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a), (b), or
(c) above, as the case may be, and all of the relevant factors and the calculations supporting such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after the receipt of the same.

     (e) Notwithstanding the provisions of subsections (a), (b) or (c), above, to the contrary, no Lender shall be entitled to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital to the extent that such compensation relates to any period of time prior to the date upon which such Lender first notified the Borrower of the occurrence of the event entitling such Lender to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Borrower required by any governmental authority, central bank or comparable agency).

     (f) If any Lender shall have delivered a notice or certificate pursuant to paragraph (d) above, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to
(i) terminate its Commitment or (ii) transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or a portion of its interest, rights and obligations under this Agreement to another financial institution which shall assume such obligations; provided that
(A) no such termination or assignment shall conflict with any law, rule, or regulation or order of any Governmental Authority and (B) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder (other than any amounts owed to such Lender pursuant to Section 2.15(c) in connection with such principal payment).

     Section 2.14. Change in Legality.

     (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurodollar Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan (or for a Conversion thereto pursuant to Section 2.05) unless such declaration shall be subsequently withdrawn; and

          (ii) require that all outstanding Eurodollar Loans made by it be Converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically Converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the Converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the Conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          Section 2.15. Indemnity.

          The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to Convert any Loan hereunder after irrevocable notice of such Borrowing or Conversion has been given pursuant to
     Section 2.03, 2.04 or 2.05, (c) any payment, prepayment or Conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably demonstrated by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, Converted, or not borrowed (assumed to be the LIBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably demonstrated by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth the factors and calculations supporting any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower no later than 30 days following the incurrence of any loss or expense for which such Lender is seeking indemnification under this Section 2.15 and shall be conclusive absent manifest error.

          Section 2.16. Pro Rata Treatment.

          Except as required or otherwise permitted under Sections 2.13(f) and 2.14, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees, each reduction of the Commitments and each Conversion of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that, in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

          Section 2.17. Sharing of Setoffs.

          Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff, or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency, or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Standby Loans as a result of which the unpaid principal portion of the Standby Loans of such Lender shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff, or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff, or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section
     2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that, to the maximum extent permitted by law, any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan directly to the Borrower in the amount of such participation.

          Section 2.18. Payments.

          (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York 10017, in immediately available funds. All payments by the Borrower shall be made without deduction for any counterclaim, defense, recoupment or setoff.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          Section 2.19. Taxes.

          (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Administrative Agent's or any Lender's (or any Transferee's) net income and franchise taxes imposed on the Administrative Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which it is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. Each Lender party hereto on the date hereof represents and warrants that no Taxes will be incurred on the date hereof in connection with the execution and delivery of this Agreement.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes"). Each Lender party hereto on the date hereof represents and warrants that no Other Taxes will be incurred on the date hereof in connection with the execution and delivery of this Agreement.

          (c) The Borrower will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Payment of such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes of Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly notify the Borrower of such refund and shall, within 15 days after receipt of such refund, repay such refund to the Borrower, net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and only with interest received, if any, from the relevant taxing authority or Governmental Authority; provided that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return such refund (plus penalties, interest, or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) Each Lender represents and warrants that either (i) it is organized under the laws of a jurisdiction within the United States or
     (ii) it has delivered to the Borrower and the Administrative Agent duly completed copies of such form or forms prescribed by the Internal Revenue Service indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Code. Each Transferee agrees that, on or prior to the date upon which it shall become a party hereto or obtain a participation herein, and upon the reasonable request from time to time of the Borrower or the Administrative Agent, it will deliver to the Borrower and the Administrative Agent either (A) a statement that it is organized under the laws of a jurisdiction within the United States or (B) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service, indicating that such Transferee is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Code. Each Lender that has delivered, and each Transferee that hereafter delivers, to the Borrower and the Administrative Agent the form or forms referred to in the two preceding sentences further undertakes to deliver to the Borrower and the Administrative Agent, so far as it may legally do so, further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Lender and Transferee represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this subsection (f), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

          (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (f) above, unless such failure results from (i) a change in applicable law, regulation, or official interpretation thereof, or (ii) an amendment, modification, or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof (and, in the case of a Transferee, after the date of assignment or transfer); provided, however, that the Borrower shall be required to pay those amounts to any Lender (or Transferee) which it was required to pay hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of paragraph (f).

          (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

                                  Article III

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to each of the Lenders that:

          Section 3.01. Organization; Powers; Governmental Approvals.

          (a) The Borrower and each Principal Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect. The Borrower's execution, delivery and performance of this Agreement are within its corporate powers, have been duly authorized by all necessary action and do not violate or create a default under law, its constituent documents, or any contractual provision binding upon it. This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity).

          (b) Except for (i) any Governmental Approvals required in connection with any Borrowings (such approvals being "Borrowing Approvals") and (ii) any Governmental Approvals the failure to obtain which could not reasonably be expected to result in a Material Adverse Effect or affect the validity or enforceability of this Agreement, all Governmental Approvals required in connection with the execution and delivery by the Borrower of this Agreement and the performance by the Borrower of its obligations hereunder have been, and, prior to the time of any Borrowing, all Borrowing Approvals will be, duly obtained, are (or, in the case of Borrowing Approvals, will be) in full force and effect without having been amended or modified in any manner that may impair the ability of the Borrower to perform its obligations under this Agreement, and are not (or, in the case of Borrowing Approvals, will not be) the subject of any pending appeal, stay or other challenge. No Interest Period requested with respect to any Borrowing extends beyond the latest date permitted for Borrowings by any Governmental Approval then in effect.

          Section 3.02. Financial Statements.

          The Borrower has furnished to the Lenders, for itself and its Subsidiaries, its most recent filings with the Securities and Exchange Commission on Forms 10-K and 10-Q. Such Forms 10-K and 10-Q do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Each of the financial statements in such Forms 10-K and 10-Q has been, and each of the financial statements to be furnished pursuant to Section 5.02 will be, prepared in accordance with GAAP applied consistently with prior periods, except as therein noted, and fairly presents or will fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the date thereof and the results of the operations of the Borrower and its Subsidiaries for the period then ended.

          Section 3.03. No Material Adverse Change.

          Since the date of the Borrower's most recent financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, furnished to the Lenders pursuant to Section 3.02, there has been no material adverse change in, and there has occurred no event or condition which is likely to result in a material adverse change in, the condition, financial or otherwise, results of operations, business, assets or operations of the Borrower and the Subsidiaries taken as a whole (it being understood that the divestiture of Utilities Assets shall not constitute such a material adverse change).

          Section 3.04. Title to Properties; Possession Under Leases.

          (a) To the best of the Borrower's knowledge, each of the Borrower and the Principal Subsidiaries has good and marketable title to, or valid leasehold interests in, or other rights to use or occupy, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.01.

          (b) Each of the Borrower and the Principal Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect, except where such failure to comply or maintain such leases in full force and effect would not have a Material Adverse Effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases except where such failure would not have a Material Adverse Effect.

          Section 3.05. Ownership of Subsidiaries.

          The Borrower owns, free and clear of any Lien (other than Liens expressly permitted by Section 6.01), all of the issued and outstanding shares of common stock of each of the Principal Subsidiaries.

          Section 3.06. Litigation; Compliance with Laws.

          (a) There is no action, suit, or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Subsidiaries or any material property of any thereof before any court or arbitrator or any governmental or administrative body, agency, or official which
     (i) challenges the validity of this Agreement or (ii) except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 or the Borrower's Quarterly Reports on Form 10-Q for the periods ending March 31, 2000 and June 30, 2000, may reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule, or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be anticipated to result in a Material Adverse Effect.

          (c) Except as set forth in or contemplated by the financial statements or other reports referred to in Section 3.02 hereof and which have been delivered to the Lenders on or prior to the date hereof, (i) the Borrower and each of its Subsidiaries have complied with all Environmental Laws, except to the extent that failure to so comply is not reasonably likely to have a Material Adverse Effect, (ii) neither the Borrower nor any of its Subsidiaries has failed to obtain, maintain or comply with any permit, license or other approval under any Environmental Law, except where such failure is not reasonably likely to have a Material Adverse Effect,
     (iii)neither the Borrower nor any of its Subsidiaries has received notice of any failure to comply with any Environmental Law or become subject to any liability under any Environmental Law, except where such failure or liability is not reasonably likely to have a Material Adverse Effect,
     (iv) no facilities of the Borrower or any of its Subsidiaries are used to manage any Specified Substance in violation of any law, except to the extent that such violations, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and (v) the Borrower is aware of no events, conditions or circumstances involving any Release of a Specified Substance that is reasonably likely to have a Material Adverse Effect.

          Section 3.07. Agreements.

          (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted, or could reasonably be anticipated to result, in a Material Adverse Effect.

          (b) Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be anticipated to result in a Material Adverse Effect.

          Section 3.08. Federal Reserve Regulations.

          No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally, or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

          Section 3.09. Investment Company Act; Public Utility Holding Company Act.
          Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          Section 3.10. Use of Proceeds.

          The Borrower will use the proceeds of the Loan only for the purposes specified in Section 5.05.

          Section 3.11. Tax Returns.

          Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books adequate reserves.

          Section 3.12. No Material Misstatements.

          No statement, information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the syndication or negotiation of this Agreement or included herein or delivered pursuant hereto contained, contains, or will contain any material misstatement of fact or intentionally omitted, omits, or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are, or will be made, not misleading.

          Section 3.13. Employee Benefit Plans.

          (a)  Each  Plan  is  in  compliance   with  ERISA,   except  for  such
     noncompliance   that  has  not  resulted,   and  could  not  reasonably  be
     anticipated to result, in a Material Adverse Effect.

          (b) No Plan has an accumulated or waived funding deficiency within the meaning of Section 412 or Section 418B of the Code, except for any such deficiency that has not resulted, and could not reasonably be anticipated to result, in a Material Adverse Effect.

          (c) No proceedings have been instituted to terminate any Plan, except for such proceedings where the termination of a Plan has not resulted, and could not reasonably be anticipated to result, in a Material Adverse Effect.

          (d) Neither the Borrower nor any Subsidiary or ERISA Affiliate has incurred any liability to or on account of a Plan under ERISA (other than obligations to make contributions in accordance with such Plan), and no condition exists which presents a material risk to the Borrower or any Subsidiary of incurring such a liability, except for such liabilities that have not resulted, and could not reasonably be anticipated to result, in a Material Adverse Effect.

          Section 3.14. Insurance.

          Each of the Borrower and the Principal Subsidiaries maintains insurance with financially sound and reputable insurers, or self-insurance, with respect to its properties and business against loss or damage of the kind customarily insured against by reputable companies in the same or similar business and of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances.

          Section 3.15. Acquisitions.

          (a) The consummation by the Borrower of each Acquisition is within its corporate powers, has been duly authorized by all necessary action and does not violate or create a default under law, its constituent documents or any contractual provision binding upon it or any other Person or their respective properties.

          (b) The consummation by the Borrower of each Acquisition or portion thereof does not require any Governmental Approval, or any authorization, consent, order, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any other Person, that is necessary for the consummation of such Acquisition or such portion thereof and that has not been obtained or will not have been obtained and be in full force and effect at the time such Acquisition or such portion thereof is completed. The Borrower holds, or will hold upon the completion of each Acquisition or portion thereof, all permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities or other Persons, including those required under Environmental Laws (collectively, "Permits"), necessary for the use of the property acquired as a result of the completion of such Acquisition or such portion thereof, and all such Permits are, or will be upon the completion of each Acquisition or portion thereof, in full force and effect.

          (c) Upon the consummation of each Acquisition or portion thereof, the Borrower shall have good, valid and marketable title to the properties so acquired, subject to no Liens except for transfer restrictions imposed by law and Permitted Liens. As used in this Section, the term "Permitted Liens" shall mean Liens permitted to exist pursuant to the terms of the definitive contracts governing the relevant Acquisition or portion thereof; provided, that the existence of such Liens does not materially detract from the value of the acquired properties.

          (d) The financial projections and pro forma financial information that assume the consummation of the Acquisitions and that are contained in the Confidential Information Memorandum, dated September 2000, regarding the credit facility to be provided to the Borrower hereunder, as distributed to the Administrative Agent and the Lenders, have been prepared in good faith and based on reasonable assumptions (it being understood that such projections and financial information are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that such projections and financial information will be realized).

          (e) At the time of the consummation of any Acquisition or portion thereof, (i) there will be no material action, suit, proceeding, governmental investigation or arbitration pending against the Borrower or any seller of the property that is the subject of such Acquisition or such portion thereof before any court or arbitrator or any governmental or administrative body, agency, or official that seeks to question, delay or prevent the consummation of such Acquisition or such portion thereof, and
     (ii) neither the Borrower nor any seller of the property that is the subject of such Acquisition or such portion thereof will be subject to any material order of any Governmental Authority that seeks to question, delay or prevent the consummation of such Acquisition or such portion thereof.

                                   Article IV

                              CONDITIONS OF LENDING

          Section 4.01. Each Borrowing.

          The obligation of each Lender to make a Loan on the occasion of any Borrowing, including any Conversion pursuant to Section 2.05, is subject to the satisfaction of the following conditions:

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section2.03, 2.04 or 2.05, as applicable;

          (b) The representations and warranties set forth in ArticleIII hereof (except, in the case of a Conversion, the representations set forth in Sections 3.03 and 3.06(a)) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

          (c) The Borrower shall be in compliance with all of the terms and provisions set forth herein on its part to be observed or performed, and at the time of, and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing; and

          (d) If the proceeds of such Borrowing are to be used to finance any Acquisition or portion thereof, no default or failure in the satisfaction of a condition to such Acquisition or such portion thereof shall have occurred and be continuing under the definitive contracts governing such Acquisition or such portion thereof, if the effect of such default or failure would be to materially increase the aggregate purchase price of the assets subject of such Acquisition or such portion thereof or materially decrease the aggregate value of such assets, without the consent of the Administrative Agent.

          Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b), (c) and (if applicable) (d) of this
     Section 4.01.

          Section 4.02. Effective Date.

          The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.08):

          (a) The Borrower shall have entered into definitive purchase and sale contracts with respect to the Acquisitions, and the Borrower shall not have agreed to any modification of such contracts since the date of this Agreement without the consent of the Administrative Agent if the effect of such modification would be to materially increase the aggregate purchase price of the assets subject of the Acquisitions or materially decrease the aggregate value of such assets.

          (b) The Administrative Agent shall have received a favorable written opinion of the general counsel of the Borrower, dated the Effective Date and addressed to the Lenders, to the effect set forth in Exhibit D hereto, and the Borrower hereby instructs such counsel to deliver such opinion to the Administrative Agent;

          (c) All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Administrative Agent and the Lenders;

          (d) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder, and that such resolutions have not been modified, rescinded, or amended and are in full force and effect,
     (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and
     (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; (iv) an irrevocable notice from the Borrower requesting termination of the "Total Commitment" under the Existing Facility effective automatically on the Effective Date and (v) such other documents as the Administrative Agent or the Lenders may reasonably request;

          (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and paragraph (a) of this Section;

          (f) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date;

          (g) All "Commitments" (as defined in the Existing Facility) under the Existing Facility shall have been terminated in accordance with the terms thereof and all "Loans" (as defined in the Existing Facility) outstanding thereunder shall have been repaid or prepaid together with accrued interest thereon and all other amounts payable to the "Lenders" (as defined in the Existing Facility) under the Existing Facility; and

          (h) The Administrative Agent shall have received satisfactory evidence that the commercial paper of the Borrower is rated at least A2 by S&P and P2 by Moody's.

                                   Article V

                              AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees with the Administrative Agent and each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan (or any portion thereof), or any other expenses or amounts payable hereunder, shall be unpaid, the Borrower will:

          Section 5.01. Existence; Businesses and Properties.

          (a) Preserve and maintain, cause each of the Principal Subsidiaries to preserve and maintain, and cause each other Subsidiary to preserve and maintain (where the failure by any such other Subsidiary to so preserve and maintain would likely result in a Material Adverse Effect), its corporate existence, rights and franchises, provided, however, that the corporate existence of any Principal Subsidiary may be terminated if such termination is not disadvantageous to the Administrative Agent or any Lender;

          (b) continue to own all of the outstanding shares of common stock of each Principal Subsidiary;

          (c) comply, and cause each of the Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, including, without limitation, all Environmental Laws;

          (d) pay, and cause each of the Subsidiaries to pay, before any such amounts become delinquent, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including without limitation, claims for labor, materials, supplies, or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being disputed in good faith, and the Borrower has maintained adequate reserves with respect thereto;

          (e) keep, and cause each of the Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all financial and business transactions of the Borrower and such Subsidiary;

          (f) continue to carry on, and cause each Principal Subsidiary to continue to carry on, substantially the same type of business as the Borrower or such Principal Subsidiary conducted as of the date hereof and business reasonably related thereto, except for changes in such business that result from the sale of Utilities Assets and the consummation of the Acquisitions; and

          (g) maintain or cause to be maintained insurance with financially sound and reputable insurers, or self-insurance, with respect to its properties and business and the properties and business of the Subsidiaries against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances;

          provided, however, that the foregoing shall not limit the right of the Borrower or any of its Subsidiaries to engage in any transaction not otherwise prohibited by Section 6.02, 6.03 or 6.04.

          Section 5.02. Financial Statements, Reports, etc.

          In the case of the Borrower, furnish to the Administrative Agent and each Lender:

          (a) as soon as available and in any event within 110 days after the end of each fiscal year, consolidated balance sheets and the related statements of income and cash flows of the Borrower and its Subsidiaries (the Borrower and its Subsidiaries being collectively referred to as the "Companies") as of the close of such fiscal year (which requirement shall be deemed satisfied by the delivery of the Borrower's Annual Report on Form 10-K (or any successor form) for such year), all audited by KPMG Peat Marwick or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Companies on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 65 days after the end of each of the first three fiscal quarters of each fiscal year, consolidated balance sheets and related statements of income and cash flows of the Companies as of the close of such fiscal quarter and the then elapsed portion of the fiscal year (which requirement shall be deemed satisfied by the delivery of the Borrower's Quarterly Report on Form 10-Q (or any successor form) for such quarter), each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Companies on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's public shareholders, and copies of all registration statements (other than those on Form S-8) and Form 8-K's (to the extent that such Form 8-K's disclose actual or potential adverse developments with respect to the Borrower or any of its Subsidiaries that constitute, or could reasonably be anticipated to constitute, a Material Adverse Effect) filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange;

          (d) prompt notice of any reduction in the credit rating given to the Borrower by S&P or Moody's;

          (e) promptly after (i) the occurrence thereof, notice of any ERISA Termination Event or "prohibited transaction", as such term is defined in
     Section 4975 of the Code, with respect to any Plan that results, or could reasonably be anticipated to result, in a Material Adverse Effect, which notice shall specify the nature thereof and the Borrower's proposed response thereto, and (ii) actual knowledge thereof, copies of any notice of PBGC's intention to terminate or to have a trustee appointed to administer any Plan; and

          (f) promptly, from time to time, such other information, regarding its operations, business affairs and financial condition, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          Section 5.03. Litigation and Other Notices.

          Furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any of the Subsidiaries which is reasonably likely to be adversely determined and which, if adversely determined, could reasonably be anticipated to result in a Material Adverse Effect;

          (c) any development with respect to the Borrower or any Subsidiary that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect; and

          (d) its receipt of any Net Cash Proceeds from any Sale Transaction.

          Section 5.04. Maintaining Records.

          Maintain all financial records in accordance with GAAP and, upon reasonable notice, permit any Lender to visit and inspect the financial records of the Borrower at reasonable times and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of the Borrower with the appropriate officers thereof and, with the Borrower's consent (which shall not be unreasonably withheld), the independent accountants therefor; provided, however, that if the Borrower shall so require, a single representative shall be appointed by Lenders holding at least 50% of the aggregate outstanding principal balance of the Loans to exercise the rights granted under this Section 5.04.

          Section 5.05. Use of Proceeds.

          Use the proceeds of the Loans only for the purposes set forth in the preamble of this Agreement; provided, however, that no such proceeds shall be used directly or indirectly in connection with any Hostile Acquisition.

                                   Article VI

                               NEGATIVE COVENANTS

          The Borrower covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan (or any portion thereof), or any other expenses or amounts payable hereunder, shall be unpaid, it will not:

          Section 6.01. Liens.

          Create, incur, assume, or suffer to exist, or permit any of the Principal Subsidiaries to create, incur, assume, or suffer to exist, any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness of the Borrower or any such Principal Subsidiary, other than
     (a) Liens incurred or deposits made in the ordinary course of business to secure surety and appeal bonds, leases, return-of-money bonds and other similar obligations (exclusive of obligations of the payment of borrowed money); (b) Liens created under or in connection with the First Mortgage Bond Indentures or any other indentures governing the issuance of mortgage bonds by the Borrower; (c) pledges or deposits to secure the utility obligations of the Borrower incurred in the ordinary course of business;
     (d) Liens upon or in property now owned or hereafter acquired to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any property, provided that such Indebtedness shall not exceed the fair market value of the property being acquired, constructed or improved; (e) Liens on the assets of any Principal Subsidiary to secure the repayment of project financing for such Principal Subsidiary; (f) Liens on the assets of any Person merged or consolidated with or into (in accordance with Section 6.04) the Borrower or any Principal Subsidiary that were in effect at the time of such merger or consolidation; and (g) Liens securing Indebtedness of the Borrower or of any Principal Subsidiary to the Rural Electrification Administration, the Rural Utilities Service, the Rural Telephone Bank or the Rural Telephone Finance Corporation (or any successor to any such agency); provided, however, that the Borrower or any Principal Subsidiary may create, incur, assume or suffer to exist other Liens (in addition to Liens excepted by the foregoing clauses (a) through (g)) on its assets so long as the assets subject to such Liens do not represent in the aggregate more than 20% of the Borrower's Consolidated Tangible Assets.

          Section 6.02. Ownership of the Principal Subsidiaries.

          Sell, assign, pledge, or otherwise transfer or dispose of any shares of common stock, voting stock, or stock convertible into voting or common stock of any Principal Subsidiary, except to another Subsidiary and except to the extent the assets of such Principal Subsidiary consist entirely of Utilities Assets at the time such transaction is consummated.

          Section 6.03. Asset Sales.

          Permit any Principal Subsidiary to sell, assign, or otherwise dispose of assets (whether in one transaction or a series of transactions), if after giving effect to such transaction, such Principal Subsidiary will have disposed of, in the aggregate, assets representing more than 25% of such Principal Subsidiary's aggregate Consolidated Tangible Assets as of the date upon which such Principal Subsidiary first became a Principal Subsidiary; provided that (i) any Principal Subsidiary may transfer assets representing up to 100% of such Principal Subsidiary's Consolidated Tangible Assets to any other Subsidiary or to the Borrower, and (ii) any Subsidiary may dispose of its Utilities Assets.

          Section 6.04. Mergers.

          Merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), except for Utilities Assets, to any Person, or permit any Principal Subsidiary to do so, except that any Subsidiary may merge into or, subject to Section 6.03, transfer assets to the Borrower or any other Subsidiary and the Borrower may merge with any Person; provided that, immediately thereafter and after giving effect thereto, no event shall occur or be continuing which constitutes an Event of Default or a Default and, in the case of any such merger to which the Borrower is a party, either the Borrower is the surviving corporation or the surviving entity (if not the Borrower) has a consolidated net worth (as determined in accordance with
     GAAP) immediately subsequent to such merger at least equal to the Consolidated Net Worth of the Borrower immediately prior to such merger and expressly assumes the obligations of the Borrower hereunder; provided, however, that, notwithstanding the foregoing, the Borrower and any of the Principal Subsidiaries may sell assets in the ordinary course of its business and may sell or otherwise dispose of worn out or obsolete equipment on a basis consistent with good business practices.

          Section 6.05. Restrictions on Dividends.

          Enter into or permit any Principal Subsidiary to enter into, any contract or agreement (other than with a governmental regulatory authority having jurisdiction over the Borrower or such Principal Subsidiary) restricting the ability of such Principal Subsidiary to pay dividends or make distributions to the Borrower in any manner that would impair the ability of the Borrower to meet its present and future obligations hereunder. The Secretary of the Borrower or another officer of the Borrower satisfactory to the Administrative Agent shall, prior to entry into any contract or agreement that could restrict the ability of any Principal Subsidiary to pay dividends or make distributions to the Borrower, deliver to the Lenders a certificate certifying (a) to the absence of any Event of Default or Default after giving effect to the entry by such Principal Subsidiary into such contract or agreement, and (b) that such contract or agreement will not impair the ability of the Borrower to meet its present and future obligations hereunder.

          Section 6.06. Transactions with Affiliates.

          Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may engage in any of the foregoing transactions (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) as otherwise may be required by any Federal or state Governmental Authority, or (iii) so long as such transactions are not materially disadvantageous to the Borrower.

          Section 6.07. Minimum Consolidated Net Worth.

          Permit its Consolidated Net Worth at any time to be less than $1,500,000,000.

                                  Article VII

                                EVENTS OF DEFAULT

          In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made in or in connection with this Agreement or the Borrowings hereunder, or any representation, warranty, statement, or information contained in any written report, certificate, financial statement, or other instrument furnished in connection with or pursuant to this Agreement, shall prove to have been false or misleading in any material respect when so made, deemed made, or furnished;

          (b) default shall be made in the payment of any principal of any Loan (or any portion thereof) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed or for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan (or any portion thereof) or any Fee or any other amount (other than an amount referred to in (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (d) default shall be made in the due  observance or performance of any
     covenant,   condition,   or  agreement   contained  in  Section 5.01(f)  or
     Section 5.05 or in Article VI;

          (e) default shall be made in the due observance or performance of any covenant, condition, or agreement contained herein (other than those specified in (b), (c), or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) the Borrower obtaining knowledge thereof and (ii) the date that written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender;

          (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
     (i) relief in respect of the Borrower or any Principal Subsidiary, or of a substantial part of the property or assets of the Borrower or a Principal Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership, or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Borrower or any Principal Subsidiary or for a substantial part of the property or assets of the Borrower or a Principal Subsidiary, or (iii) the winding-up or liquidation of the Borrower or any Principal Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (g) the Borrower or any Principal Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership, or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (f) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Borrower or any Principal Subsidiary or for a substantial part of the property or assets of the Borrower or any Principal Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability, or fail generally to pay its debts as they become due, or (vii) take any action for the purpose of effecting any of the foregoing;

          (h) the Borrower or any Principal Subsidiary, as the case may be, fails to pay when due, or within any grace period applicable thereto by the terms thereof, any other Indebtedness of the Borrower or any Principal Subsidiary aggregating $50,000,000 or more;

          (i) the Borrower or any Principal Subsidiary shall fail to observe or perform any covenant or agreement contained in any single agreement or instrument relating to any Indebtedness in excess of (i) $75,000,000 in the aggregate, with respect to any Indebtedness issued on a tax-exempt basis, and (ii) $50,000,000 in the aggregate, with respect to all other Indebtedness, in each case within any applicable grace period, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment or the exercise by the Borrower or such Principal Subsidiary of its right to make a voluntary prepayment) in whole or in part prior to its stated maturity;

          (j) a judgment or order for the payment of money in excess of $50,000,000 and having a Material Adverse Effect shall be rendered against the Borrower or any of the Subsidiaries and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement, or otherwise);

          (k) a Plan shall fail to maintain the minimum funding standard required by Section 412(a) of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Plan is or shall have been terminated or the subject of termination proceedings under ERISA, or the Borrower or an ERISA Affiliate has incurred a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events a Material Adverse Effect; and

          (l) there shall have occurred a Change in Control;

          then, and in every such event (other than an event with respect to the Borrower described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (f) or (g) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

                                  Article VIII

                            THE ADMINISTRATIVE AGENT

          In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders, and each Transferee by its agreement to be bound hereby, irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or Transferee and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to promptly give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

          Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable as such for any action taken or omitted by any of them, except for its or his own gross negligence or willful  misconduct,  or be  responsible  for any statement,  warranty,  or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements contained herein. The
     Administrative Agent shall not be responsible to the Lenders or any Transferee for the due execution, genuineness, validity, enforceability, or effectiveness of this Agreement or any other instruments or agreements. The Administrative Agent may deem and treat each Lender party hereto as a "Lender" hereunder and for all purposes hereof until it shall have received notice, given as provided herein, of the assignment of all of such Lender's rights and obligations hereunder. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or such other number of Lenders as is expressly required hereby with respect to such action or inaction) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each Transferee. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          Subject to the appointment and acceptance of a successor administrative agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor, provided that any successor selected by the Borrower must be approved by the Required Lenders. If no successor shall have been so appointed by the Borrower and shall have accepted such appointment within 20 Business Days after the retiring Administrative Agent gives notice of its resignation, then the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 Business Days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor administrative agent which shall be a bank with an office in New York, New York and having a combined capital and surplus of at least $1,000,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

          Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have terminated, based on its outstanding Loans hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower, and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, cost, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been indemnified by the Borrower; provided that no Lender shall be liable to the Administrative Agent or any of them for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees, or agents.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-syndication agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   Article IX

                                  MISCELLANEOUS

          Section 9.01. Notices.

          Notices and other communications provided for herein shall be in writing and shall be delivered by the method, if any, specified in the relevant provisions of this Agreement and otherwise by hand or overnight courier service, mailed or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 3 High Ridge Park, Stamford, Connecticut 06905, Attention of Treasurer (Telecopy No. 203-614-4625);

          (b) if to the  Administrative  Agent,  to it at  One  Chase  Manhattan
     Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. 212-552-5658), with a copy to Joan M. Fitzgibbon, The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017 (Telecopy No. 212-270-4164); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail, if mailed, in each case delivered, sent, or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01; provided, that notices from the Borrower to the Administrative Agent relating to Borrowings or Conversions shall be effective only on actual receipt.

          Section 9.02. Survival of Agreement.

          All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid or so long as the Commitments have not been terminated.

          Section 9.03. Binding Effect.

          This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

          Section 9.04. Successors and Assigns.

          (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns, of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement, including all or a portion of its Commitment and the Loans at the time owing to it; provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, or an assignment to a Federal Reserve Bank, the Borrower and the Administrative Agent must give their prior written consent to such assignment, which consent shall not be unreasonably withheld, provided, further, however, that the consent of the Borrower to any such assignment shall not be required at any time an Event of Default shall have occurred and be continuing, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights or obligations under this Agreement, (iii) the amount of the Commitment or Loans of the assigning Lender subject to any such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and the amount of the Commitment or Loans of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to payment in full by the assignee to the assignor and upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender under this Agreement, and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Standby Loans and Competitive Loans (to the extent assigned), in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent shall also record in the Register the then scheduled Termination Date and shall update the Register from time to time upon any change in a Lender's Commitment and Loans pursuant to the terms of this Agreement. The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register,
     (iii) give prompt notice thereof to the Lenders and (iv) send a copy of such Assignment and Acceptance to the Borrower.

          (f) Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders and
     (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or Fees, or changing or extending the Commitments).

          (g) Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 9.04, disclose to the assignee or proposed assignee any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or proposed assignee shall execute an agreement whereby such assignee shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information. It is understood that confidential information relating to the Borrower would not ordinarily be provided in connection with assignments of Competitive Loans. No Lender may, in connection with any participation or proposed participation pursuant to this Section 9.04, disclose to any participant or proposed participant any confidential information relating to the Borrower without the prior written consent of the Borrower.

          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and its promissory notes (if any) to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder.

          (i) The Borrower shall not assign or delegate any of its rights or duties hereunder.

          Section 9.05. Expenses; Indemnity.

          (a) The Borrower agrees to pay (i) all reasonable legal fees and disbursements incurred by the Administrative Agent in connection with the preparation of this Agreement and (ii) all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Administrative Agent and any Lender in connection with any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement.

          (b) The Borrower agrees to indemnify the Administrative Agent, each Lender and each of their respective directors, officers, employees, Affiliates and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, (i) the use of the proceeds of the Loans or (ii) any claim, litigation, investigation, or proceeding relating to this Agreement, the use of such proceeds or the transactions contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or willful misconduct of such Indemnitee. Each Lender shall notify the Borrower promptly after it determines that it will make a claim for indemnification under this Section 9.05(b). The Borrower shall be entitled to participate in the defense of the litigation, investigation, or proceeding giving rise to such claim with counsel satisfactory to the Lender, in the exercise of its reasonable judgment; provided, however, that any such participation in such defense shall be conducted by the Borrower and at the Borrower's expense and in a manner considered by such Lender to be satisfactory and effective to protect against such claim without causing damage to the conduct of, or affecting such Lender's control of, such Lender's defense. The Borrower shall inform such Lender of its intention to participate in the defense of such claim within 15 days after receipt of notice thereof from such Lender.

          (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

          Section 9.06. Right of Setoff.

          If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          Section 9.07. Applicable Law.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          Section 9.08. Waivers; Amendment.

          (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Except as provided in Section 2.11(e), neither this Agreement nor any provision hereof may be waived, amended, or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall
     (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender, (ii) except as provided in Section 2.11(e), change or extend the Commitment of any Lender or decrease or extend any scheduled payment date for the Facility Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of
     Section 2.16, the provisions of this Section or the definition of "Required Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify, or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender shall be bound by any waiver, amendment, or modification authorized by this Section or by
     Section 2.11(e), and any consent by any Lender pursuant to this Section or by Section 2.11(e) shall bind any Transferee of its rights and obligations hereunder.

          Section 9.09. Interest Rate Limitation.

          Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken, or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received, or reserved by such Lender in accordance with applicable law, the rate of interest payable to such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

          Section 9.10. Entire Agreement.

          This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          Section 9.11. Waiver of Jury Trial.

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND, IF APPLICABLE, ANY OTHER AGREEMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

          Section 9.12. Severability.

          In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provisions.

          Section 9.13. Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

          Section 9.14. Headings.

          Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          Section 9.15. Jurisdiction; Consent to Service of Process.

          (a) The Borrower hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other agreement or instrument executed and delivered in connection herewith, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or any other agreement or instrument executed and delivered in connection herewith in any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.



                            [Signature pages follow]

          IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              CITIZENS COMMUNICATIONS COMPANY



                              By:
                                   Name:
                                   Title:


                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent



                              By:
                                   Name:
                                   Title:


                              Lenders:

                              THE CHASE MANHATTAN BANK



                              By:
                                   Name:
                                   Title: